Exhibit 1.01

Spartan Motors, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2013

This report for the calendar year ended December 31, 2013, is presented to pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals, which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to Tin, Tantalum, Tungsten, and Gold (“3TG”).

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country, as defined by the SEC (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry (“RCOI”) that the registrant completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report (“CMR”) to the SEC that includes a description of those due diligence measures.

We are filing this CMR because, after completing a RCOI and due diligence, the Company is unable to conclude whether any of the conflict minerals contained in Company products originated in the Covered Countries.

Company Overview

Spartan Motors, Inc. was organized as a Michigan corporation on September 18, 1975, and is headquartered in Charlotte, Michigan. We began development of our first product that same year and shipped our first fire truck chassis in October 1975.

We are known as a leading niche-market engineer and manufacturer in the heavy-duty, Specialty Chassis and Vehicles marketplace. We have five wholly-owned operating subsidiaries: Spartan Motors Chassis, Inc., located at our corporate headquarters in Charlotte, Michigan (“Spartan Chassis”); Crimson Fire, Inc., located in Brandon, South Dakota (“Crimson”); Crimson Fire Aerials, Inc., located in Ephrata, Pennsylvania (“Crimson Aerials”); Utilimaster Corporation, located in Bristol and Wakarusa, Indiana (“Utilimaster”); and Classic Fire, LLC (“Classic Fire”), located in Ocala, Florida. We are also a participant in Spartan-Gimaex Innovations, LLC (“Spartan-Gimaex”) a joint venture between Crimson and Gimaex Holding, Inc. Our brand names, Spartan Chassis™, Spartan ERV™, and Utilimaster™ are known for quality, value, service and innovation.

Spartan Chassis is a leader in the designing, engineering and manufacturing of specialty heavy-duty chassis. The chassis consists of a frame assembly, engine, transmission, electrical system, running gear (wheels, tires, axles, suspension and brakes) and, for emergency response chassis and some specialty chassis applications, a cab. Spartan Chassis customers are original equipment manufacturers (“OEMs”) who manufacture the body or apparatus of the vehicle which is mounted on our chassis. Crimson specializes in the engineering and manufacturing of emergency response vehicles built on chassis platforms purchased from either Spartan Chassis or outside sources. Crimson Aerials engineers and manufactures aerial ladder components for fire trucks. Classic Fire specializes in manufacturing emergency response vehicles built on chassis from outside sources and provides strategic sourcing of pump modules. Collectively, Crimson, Crimson Aerials and Classic Fire operate under the Spartan ERV brand. Spartan-Gimaex is a 50/50 joint venture that was formed to leverage the complementary footprints, capabilities, brands, technologies and product portfolios of both companies. Utilimaster is a leading manufacturer of vehicles made to customer specifications in the delivery and service market, including walk-in and hi-cube vans and truck bodies.

Conflict Minerals Policy

Spartan Motors and its subsidiaries endeavor to maintain the highest standards of ethical conduct and integrity in all areas of their business activities.

On August 22, 2012, the U.S. Securities and Exchange Commission adopted final rules to implement reporting and disclosure requirements related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank).

The term “Conflict Minerals” is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, tantalum, tin, tungsten, and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (DRC) or an adjoining country. The term “3TG” is defined as tantalum, tin, tungsten and gold and their compounds.

We are committed to working closely with our supply chain to ensure we fully comply with the requirements set forth in Section 1502 of the Dodd-Frank. We have implemented the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and are utilizing the conflict minerals reporting template developed by the Electronic Industry Citizenship Coalition® (“EICC”) and the Global e-Sustainability Initiative, known as the EICC/GeSI Conflict Minerals Reporting Template (“EICC/GeSI Template”), for exercising due diligence within our supply chain.

We do not knowingly source any product containing Conflict Minerals and we continue work on our due diligence process in order to verify that the components we source do not contain Conflict Minerals. We have requested that our suppliers commit to responsible sourcing of 3TG used in the production of components supplied to us. We expect our suppliers to have in place policies and due diligence measures that will enable us to reasonably assure that products and components supplied to us containing 3TG are DRC conflict free. Our suppliers will be requested to perform due diligence to determine the source of any 3TG that are contained in the components that they supply to us. Our suppliers due diligence must include, where applicable, completion of the EICC/GeSI Conflict Minerals reporting template.

Our conflict minerals policy is posted on our website at www.Spartanmotors.com.

RCOI & Due Diligence

Our due diligence measures have been designed to conform with the framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for Gold and for Tin, Tantalum and Tungsten ("OECD Guidance").

Supply Chain

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. We have requested that our suppliers commit to responsible sourcing of conflict minerals used in the production of components supplied to us. Our suppliers have been requested to perform due diligence to determine the source of any conflict minerals that are contained in the components that they supply to us. Our suppliers' due diligence must include, where applicable, completion of the EICC/GeSI Conflict Minerals Reporting Template (the "Template"). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. As we enter into new contracts, or our contracts renew, we are adding a clause to require suppliers to provide information about the source of conflict minerals and smelters. It will take a number of years to ensure that all of our supplier contracts contain appropriate flow-down clauses. In the meantime, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information until the contracts can be amended.

For the 2013 reporting year, all of our direct suppliers were asked to complete the Template. Going forward, we currently expect we will only disseminate the Template to those suppliers who supply components likely to contain 3TG. We believe this approach is reasonable in light of the nature and number of our suppliers, as well as industry standards and practices of peer companies.

Due Diligence Process

We reviewed the components that are included in the specialty vehicles and chassis that we manufacture to determine if 3TG is necessary to the functionality or production of our products. Our specialty vehicles and chassis contain a large number of components, including such components as wiring, instruments and electronic controls that are generally believed to contain 3TG. As a result of this review, we determined that, due to the complexity of and the number of components contained in the specialty vehicles and chassis that we produce, all of our products contain one or more components for which 3TG is necessary for the functionality or production.

Our due diligence measures have been designed to conform with the framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for Gold and for Tin, Tantalum and Tungsten.

Step One: Establish Strong Company Management Systems

Internal Team

We are in the process of establishing a complete management system for conflict minerals due diligence. At our corporate level, we have a cross functional team and a third-party consulting subject matter expert working collaboratively to develop our program. This team is responsible for the corporate conflict minerals policy and providing support and instructions on the due diligence measures required to be implemented for each of our division.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have developed a training program for our suppliers for the 2014 reporting year. It was found that many suppliers in 2013 were not aware of or did not understand the Dodd-Frank 1502 requirements. As a result of this finding, we developed an instructional document that will be provided to all of our suppliers by the second quarter of 2014. We will encourage our suppliers to share this information throughout the whole supply chain, all the way to the smelter level. Suppliers will continue to receive education and support from our business unit champions during the RCOI process on an annual basis.

Grievance Mechanism

Our website (www.Spartanmotors.com) contains a prominent link to our conflict minerals policy page. Included with our conflict minerals policy on our website is a link that can be utilized to contact our Compliance Officer with concerns regarding our conflict minerals policy or our use of conflict minerals. It is the policy of Spartan Motors that any communications regarding our Code of Business Conduct and Compliance or Conflict Minerals received by our Chief Compliance Officer is submitted for review to our Board of Directors.

Step Two: Identify and Assess Risk in the Supply Chain

All of our direct suppliers were identified for inclusion in our 2013 RCOI. We rely on these suppliers, whose components we believe may contain 3TG, to provide us with information about the source of conflict minerals, if any, contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

Our conflict minerals team is developing a process to evaluate risk in the supply chain. We will assess risk by reviewing the suppliers’ answers provided in the EICC/GeSI Template for risk indicators. These risk indicators are based on common industry practices. When risk indicators are found, corrective action measures will be required of the supplier(s).

Step Three: Design and Implement a Strategy to Respond to Risks

We are currently developing our Risk Management Plan. As part of our Risk Management Plan, we have developed a training program to ensure suppliers understand our expectations for them. Training will be provided annually to all of our suppliers.

Step Four: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We do track all smelters that have been audited via the Conflict Free Sourcing Initiative (“CFSI”).

Step Five: Report on Supply Chain Due Diligence

We conducted a survey of those suppliers described above using the EICC/GeSI Conflict Minerals Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The Template is being used by many companies in their due diligence processes related to conflict minerals.

We received responses from 39 percent of the relevant suppliers surveyed. Responses included the names of 231 entities listed by our suppliers as smelters or refiners. 45 of these entities were identified as certified Conflict-Free using the CFSI Reporting Template Revision 2.03a. We compared these facilities to the CFSI list of smelters and where a supplier indicated that the facility was certified as Conflict-Free, we ensured that the name was listed by CFSI. The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used. With the exception of the supplier(s) described above, we are unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Requesting that our suppliers complete the Template regarding information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

As a result of our due diligence efforts, we have concluded in good faith that the result of our efforts is “DRC Conflict Undeterminable”. We are committed to this process and will continue to implement and improve our conflict minerals due diligence program.

Based on the information obtained pursuant to our RCOI and the due diligence process, we do not have sufficient information to determine the country of origin of all of the 3TG used in our products; however, based on the information that was provided by the responding suppliers and otherwise obtained through our due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG contained in our products included the smelters and refiners listed below:

Smelter Name	Conflict Free Certification	Metal	Country
A.L.M.T corp	Listed on the EICC-GeSI list	Tungsten (W)	Japan
AcademyPreciousMetals(China)Co.,Ltd	Unknown	Tin (Sn)	China
Aida Chemical Industries Co. Ltd.	Listed on the EICC-GeSI list	Gold (Au)	Japan
Allgemeine Gold- und Silberscheideanstalt A.G.	Listed on the CFS list	Gold (Au)	Germany

Almalyk Mining and Metallurgical Complex (AMMC)	Listed on the EICC-GeSI list	Gold (Au)	Uzbekistan
Altlantic Metals	Unknown	Tungsten (W)	United States
Amalgamet	Unknown	Tin (Sn)	United States
American Iron and Metal	Unknown	Tin (Sn)	Canada
AngloGold Ashanti Mineração Ltda	Listed on the EICC-GeSI list	Gold (Au)	Brazil
Argor-Heraeus SA	Listed on the CFS list	Gold (Au)	Switzerland
Asahi Pretec Corporation	Listed on the CFS list	Gold (Au)	Japan
Asaka Riken Co Ltd	Listed on the EICC-GeSI list	Gold (Au)	Japan
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Listed on the EICC-GeSI list	Gold (Au)	Turkey
ATI Tungsten Materials	Listed on the EICC-GeSI list	Tungsten (W)	United States
Atlantic Metals	Unknown	Tin (Sn)	United States
Aurubis AG	Listed on the EICC-GeSI list	Gold (Au)	Germany
Ausmelt Limited	Unknown	Tin (Sn)	Australia
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Listed on the EICC-GeSI list	Gold (Au)	Philippines
Boliden AB	Listed on the EICC-GeSI list	Gold (Au)	Sweden
Britannia Refined Metals Ltd.	Unknown	Tin (Sn)	United Kingdon
Buffalo Tungsten	Unknown	Tungsten (W)	China
Butterworth Smelter	may be part of the Malaysia Smelting Corp	Tin (Sn)	Malaysia
Caridad	Listed on the EICC-GeSI list	Gold (Au)	Mexico
Cendres & Métaux SA	Listed on the EICC-GeSI list	Gold (Au)	Switzerland
Central Bank of the DPR of Korea	Listed on the EICC-GeSI list	Gold (Au)	Korea, Republic of
Chaozhou Xianglu Tungsten Industry Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	China
Chimet SpA	Listed on the EICC-GeSI list	Gold (Au)	Italy
China Hongqiao	Unknown	Tin (Sn)	China
China Tin Group Co., Ltd.	Unknown	Tin (Sn)	China
Chongyi Zhangyuan Tungsten Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	China
Chugai Mining	Listed on the EICC-GeSI list	Gold (Au)	Japan
CHUGAI MINING CO.,LTD	Unknown	Gold (Au)	Japan
CNMC (Guangxi) PGMA Co. Ltd.	Listed on the EICC-GeSI list	Tin (Sn)	China
Codelco	Listed on the EICC-GeSI list	Gold (Au)	CHILE
Complejo Metalurgico Vinto S.A.	Unknown	Tin (Sn)	Bolivia
Conghua Tantalum and Niobium Smeltry	Listed on the CFS list	Tantalum (Ta)	China
Cookson	Listed on the EICC-GeSI list	Tin (Sn)	United States
Cookson Sempsa	Unknown	Gold (Au)	SPAIN
Cooper Santa	Listed on the EICC-GeSI list	Tin (Sn)	Brazil
Corporation Berhad (MSC)	Unknown	Tin (Sn)	Malaysia
CSC Pure Technologies	Unknown	Tin (Sn)	Russian Federation
CV Duta Putra Bangka	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
CV JusTindo	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
CV Makmur Jaya	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
CV Nurjanah	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
CV Prima Timah Utama	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
CV Serumpun Sebalai	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia

CV United Smelting	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
CWB Materials	Unknown	Tungsten (W)	United States
DAE CHANG IND CO LTD	Unknown	Tin (Sn)	Korea, Republic of
DAECHANG Co. LTD.	Unknown	Tin (Sn)	Korea, Republic of
DaeryongENC	Listed on the EICC-GeSI list	Gold (Au)	Korea, Republic of
Dayu Weiliang Tungsten Co., Ltd.	Listed on the EICC-GeSI list	Tungsten (W)	China
TANAKA KIKINZOKU KOGYO K.K.	Listed on the EICC-GeSI list	Gold (Au)	Japan
Do Sung Corporation	Listed on the EICC-GeSI list	Gold (Au)	Korea, Republic of
Dowa	Listed on the CFS list	Gold (Au)	Japan
Duoluoshan Sapphire Rare Metel Co. Ltd. Of Zhaoqing	Listed on the EICC-GeSI list		China
EM Vinto	Listed on the EICC-GeSI list	Tin (Sn)	Bolivia
ESG Edelmetallservice GmbH & Co. KG	Unknown	Gold (Au)	Germany
Ethiopian Minerals Development Share Company	Unknown	Tantalum (Ta)	Ethiopia
Exotech Inc.	Listed on the CFS list	Tantalum (Ta)	United States
F&X	Listed on the CFS list	Tantalum (Ta)	China
Feinhütte Halsbrücke GmbH	Unknown	Tin (Sn)	Germany
Fenix Metals	Listed on the EICC-GeSI list	Tin (Sn)	Poland
FSE Novosibirsk Refinery	Listed on the EICC-GeSI list	Gold (Au)	Russian Federation
Fujian Jinxin Tungsten Co., Ltd.	Listed on the EICC-GeSI list	Tungsten (W)	China
Gannon & Scott	Listed on the CFS list	Tantalum (Ta)	United States
Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	Unknown	Gold (Au)	China
Ganzhou Grand Sea W & Mo Group Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	China
Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	Unknown	Tungsten (W)	China
Ganzhou Sinda W&Mo Co., Ltd.	Unknown	Tungsten (W)	China
Geiju Non-Ferrous Metal Processing Co. Ltd.	Listed on the CFS list	Tin (Sn)	China
Gejiu Yunxi Group Corp.	Unknown	Tin (Sn)	China
Gejiu Zi-Li	Listed on the EICC-GeSI list	Tin (Sn)	China
Global Advanced Metals	Listed on the CFS list	Tantalum (Ta)	United States
Global Tungsten & Powders Corp	Listed on the EICC-GeSI list	Tungsten (W)	United States
Gold Bell Group	Listed on the EICC-GeSI list	Tin (Sn)	China
Gold Mining in Shandong (Laizhou) Limited Company	Unknown	Gold (Au)	China
Golden Egret	Unknown	Tungsten (W)	China
Grant Manufacturing and Alloying	Unknown	Tin (Sn)	United States
Guangdong MingFa Precious Metal Co.,Ltd	Unknown	Gold (Au)	China
GuanXi China Tin Group Co.,LTD	Unknown	Tin (Sn)	China
H.C. Starck GmbH	Listed on the CFS list	Tantalum (Ta)	Germany
H.J.Enthoven & Sons is a division of H.J.Enthoven Ltd - Registered in the UK - Reg. No. 2821551 - Registered Address: Darley Dale Smelter, South Darley, Matlock, DE4 2LP	Unknown	Tin (Sn)	United Kingdon
Harima Smelter	Unknown	Gold (Au)	Japan
HC Starck GmbH	Listed on the EICC-GeSI list	Tungsten (W)	Germany
Heesung Metal	Unknown	Gold (Au)	Korea, Republic of

Heimerle + Meule GmbH	Listed on the EICC-GeSI list	Gold (Au)	Germany
Henan Sanmenxia Lingbao Jinyuan Mining Co., Ltd.	Unknown	Gold (Au)	China
Henan zhongyuan gold smelter	Unknown	Gold (Au)	China
Heraeus Ltd Hong Kong	Listed on the CFS list	Gold (Au)	Hong Kong
Heraeus Precious Metals GmbH & Co. KG	Listed on the CFS list	Gold (Au)	Germany
Hi-Temp	Listed on the CFS list	Tantalum (Ta)	United States
Huichang Jinshunda Tin Co. Ltd	Listed on the EICC-GeSI list	Tin (Sn)	China
Hunan Chenzhou Mining Group Co	Listed on the EICC-GeSI list	Tungsten (W)	China
Hwasung CJ Co. Ltd	Listed on the EICC-GeSI list	Gold (Au)	Korea, Republic of
Imperial Zinc Corportion	Unknown	Tin (Sn)	United States
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Listed on the EICC-GeSI list	Gold (Au)	China
Ishifuku Metal Industry Co., Ltd.	Listed on the EICC-GeSI list	Gold (Au)	Japan
Istanbul Gold Refinery	Listed on the EICC-GeSI list	Gold (Au)	Turkey
Izawa Metal Co., Ltd	Unknown	Tungsten (W)	Japan
Japan Mint	Listed on the EICC-GeSI list	Gold (Au)	Japan
Japan New Metals Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	Japan
Japan Pure Chemical	Unknown	Gold (Au)	Japan
Jean Goldschmidt International	Unknown	Tin (Sn)	Belgium
Jhonson Mattehey Inc	Listed on the CFS list	Gold (Au)	United States
Jiangxi Copper Company Limited	Listed on the EICC-GeSI list	Gold (Au)	China
Jiangxi Nanshan	Listed on the EICC-GeSI list	Tin (Sn)	China
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Listed on the EICC-GeSI list	Tungsten (W)	China
Jiangxi Tungsten Industry Group Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	China
Jinlong Copper Co., Ltd.	Unknown	Gold (Au)	China
JiuJiang JinXin Nonferrous Metals Co. Ltd.	Listed on the EICC-GeSI list	Tantalum (Ta)	China
JiuJiang Tambre Co. Ltd.	Listed on the CFS list	Tantalum (Ta)	China
Johnson Matthey Limited	Listed on the EICC-GeSI list	Gold (Au)	Canada
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Listed on the EICC-GeSI list	Gold (Au)	Russian Federation
JX Nippon Mining & Metals Co., Ltd	Listed on the CFS list	Gold (Au)	Japan
Kanfort Industrial (Yantai) Co. Ltd.	Unknown	Gold (Au)	China
Kazzinc Ltd	Listed on the EICC-GeSI list	Gold (Au)	Kazakhstan
Kemet Blue Powder	Listed on the CFS list	Tantalum (Ta)	United States
Kennametal Inc.	Listed on the EICC-GeSI list	Tungsten (W)	United States
Kihong T&G	Unknown	Tin (Sn)	Indonesia
King-Tan Tantalum Industry Ltd	Listed on the EICC-GeSI list	Tantalum (Ta)	China
KOBA	Unknown	Tin (Sn)	Indonesia
Kojima Chemicals Co,Ltd	Unknown	Gold (Au)	Japan
Korea Metal Co. Ltd	Listed on the EICC-GeSI list	Gold (Au)	Korea, Republic of
Kundur Smelter	Unknown	Tin (Sn)	Indonesia
Kupol	Unknown	Tin (Sn)	Russian Federation
Kyrgyzaltyn JSC	Listed on the EICC-GeSI list	Gold (Au)	Kyrgyzstan
L' azurde Company For Jewelry	Listed on the EICC-GeSI list	Gold (Au)	Saudi Arabia

Linwu Xianggui Smelter Co	Listed on the EICC-GeSI list	Tin (Sn)	China
Liuzhou China Tin	Listed on the EICC-GeSI list	Tin (Sn)	China
LS-Nikko Copper Inc	Listed on the EICC-GeSI list	Gold (Au)	Korea, Republic of
Malaysia Smelting Corporation (MSC)	Listed on the CFS list	Tin (Sn)	Malaysia
Materion	Listed on the CFS list	Gold (Au)	United States
Matsuda Sangyo Co. Ltd	Listed on the CFS list	Gold (Au)	Japan
Mentok Smelter	Unknown	Tin (Sn)	Indonesia
Metal Do	Unknown	Tantalum (Ta)	Japan
METALLIC MATERIALS BRANCHL OF GUANGXI CHINA TIN GROUP CO.,LTD	Unknown	Tin (Sn)	China
Metallo Chimique	Listed on the EICC-GeSI list	Tin (Sn)	Belgium
Metalor Technologies (Hong Kong) Ltd	Listed on the CFS list	Gold (Au)	Hong Kong
Met-Mex Peñoles, S.A.	Listed on the EICC-GeSI list	Gold (Au)	Mexico
Mineração Taboca S.A.	Listed on the EICC-GeSI list	Tin (Sn)	Brazil
Minmetals Ganzhou Tin Co. Ltd.	Listed on the EICC-GeSI list	Tin (Sn)	China
Minsur	Listed on the CFS list	Tin (Sn)	PERU
Mistubishi Materials Corporation	Unknown	Gold (Au)	Japan
Mitsubishi Materials Corporation	Listed on the EICC-GeSI list	Tin (Sn)	Japan
Mitsui Mining & Smelting	Listed on the CFS list	Tantalum (Ta)	Japan
Mitsui Mining and Smelting Co., Ltd.	Listed on the CFS list	Gold (Au)	Japan
Moscow Special Alloys Processing Plant	Listed on the EICC-GeSI list	Gold (Au)	Russian Federation
MSC Croporation Berhad	Unknown	Tin (Sn)	Malaysia
Nadir Metal Rafineri San. Ve Tic. A.☒.	Listed on the EICC-GeSI list	Gold (Au)	Turkey
Nancang Metal Material Co.,Ltd	Unknown	Tin (Sn)	China
Nanchang Cemented Carbide Limited Liability Company	Unknown	Tungsten (W)	China
Nankang Nanshan Tin Manufactory Co., Ltd.	Unknown	Tin (Sn)	China
Nathan Trotter	Unknown	Tin (Sn)	United States
Navoi Mining and Metallurgical Combinat	Listed on the EICC-GeSI list	Gold (Au)	Uzbekistan
Nihon Material Co. LTD	Listed on the CFS list	Gold (Au)	Japan
NIHON MATERIAL CO.,LTD	Listed on the CFS list	Gold (Au)	Japan
Niihama Nickel Refinery	Unknown	Gold (Au)	Japan
Ningxia, OTIC	Unknown	Tantalum (Ta)	China
Nippon Micrometal Cop	Unknown	Tungsten (W)	Japan
Novosibirsk Integrated Tin Works	Listed on the EICC-GeSI list	Tin (Sn)	Russian Federation
Ohio Precious Metals LLC.	Listed on the CFS list	Gold (Au)	United States
OJSC Kolyma Refinery	Listed on the EICC-GeSI list	Gold (Au)	Russian Federation
OM Manufacturing Phils. Inc.	Unknown	Tin (Sn)	Philippines
OMSA	Listed on the CFS list	Tin (Sn)	Bolivia
PT Tambang Timah	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
PAMP SA	Listed on the CFS list	Gold (Au)	Switzerland
Pan Pacific Copper Co Ltd.,	Listed on the EICC-GeSI list	Gold (Au)	Japan
Plansee	Listed on the CFS list	Tantalum (Ta)	Austria
POONGSAN CORPORATION	Unknown	Tin (Sn)	Korea, Republic of
Posco	Unknown	Tin (Sn)	Korea, Republic of

Prioksky Plant of Non-Ferrous Metals	Listed on the EICC-GeSI list	Gold (Au)	Russian Federation
PT Alam Lestari Kencana	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
PT Aneka Tambang (Persero) Tbk	Listed on the EICC-GeSI list	Gold (Au)	Indonesia
PT Timah	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
PT.DS JAYA ABADI	Listed on the EICC-GeSI list	Tin (Sn)	Indonesia
PT.Indra Eramulti Logam Industri	Unknown	Tin (Sn)	Indonesia
PX Précinox SA	Listed on the EICC-GeSI list	Gold (Au)	Switzerland
Rahman Hydrulic Tin Sdn Bhd	Unknown	Tin (Sn)	Malaysia
Rand Refinery (Pty) Ltd	Listed on the EICC-GeSI list	Gold (Au)	South Africa
RFH	Listed on the CFS list	Tantalum (Ta)	China
Royal Canadian Mint	Listed on the CFS list	Gold (Au)	Canada
Rui Da Hung	Unknown	Tin (Sn)	Taiwan
Sabin	Listed on the EICC-GeSI list	Gold (Au)	United States
Schone Edelmetaal	Listed on the EICC-GeSI list	Gold (Au)	Netherlands
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Listed on the EICC-GeSI list	Gold (Au)	China
Shyolkovsky	Listed on the EICC-GeSI list		Russian Federation
Sincemat Co, Ltd	Unknown	Tungsten (W)	China
So Accurate Refing Group	Unknown	Gold (Au)	United States
Solar Applied Materials Technology Corp.	Listed on the EICC-GeSI list	Gold (Au)	Taiwan
Solikamsk Metal Works	Listed on the CFS list	Tantalum (Ta)	Russian Federation
Sumitomo Metal Mining Co. Ltd.	Listed on the CFS list	Gold (Au)	Japan
Suzhou Xingrui Noble	Listed on the EICC-GeSI list		China
Tanaka Kikinzoku Kogyo K.K.	Listed on the CFS list	Gold (Au)	Japan
Tantalite Resources	Listed on the CFS list	Tantalum (Ta)	South Africa
Tejing (Vietnam) Tungsten Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	Vietnam
Telex	Listed on the CFS list	Tantalum (Ta)	United States
Thailand Smelting & Refining Co Ltd	Unknown	Tin (Sn)	Thailand
Thaisarco	Listed on the CFS list	Tin (Sn)	Thailand
The Great Wall Gold and Silver Refinery of China	Listed on the EICC-GeSI list	Gold (Au)	China
The Refinery of Shandong Gold Mining Co. Ltd	Listed on the EICC-GeSI list	Gold (Au)	China
Tokuriki Honten Co. Ltd	Listed on the EICC-GeSI list	Gold (Au)	Japan
TongLing Nonferrous Metals Group Holdings Co;Ltd	Unknown	Gold (Au)	China
Torecom	Listed on the EICC-GeSI list	Gold (Au)	Korea, Republic of
Traxys	Unknown	Tin (Sn)	France
Ulba	Listed on the CFS list	Tantalum (Ta)	Kazakhstan
Umicore Haboken	Unknown	Tin (Sn)	Belgium
Umicore SA Business Unit Precious Metals Refining	Listed on the CFS list	Gold (Au)	Belgium
United Precious Metal Refining, Inc.	Listed on the CFS list	Gold (Au)	United States
Valcambi SA	Listed on the EICC-GeSI list	Gold (Au)	Switzerland
Voss Metals Company, Inc.	Unknown	Tungsten (W)	United States
Western Australian Mint trading as The Perth Mint	Listed on the CFS list	Gold (Au)	Australia
White Solder Metalurgia	Listed on the EICC-GeSI list	Tin (Sn)	Brazil
WILLIAMS GOLD REFINING CO INC	Unknown	Gold (Au)	United States

Williams Gold Refining Company	Unknown	Gold (Au)	Canada
Wolfram Bergbau und Hütten AG	Listed on the EICC-GeSI list	Tungsten (W)	Austria
Wuxi Middle Treasure Materials	Unknown	Gold (Au)	China
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Unknown	Tungsten (W)	China
Xiamen Tungsten Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	China
Xstrata Canada Corporation	Listed on the EICC-GeSI list	Gold (Au)	Canada
Yamamoto Precious Metal Co., Ltd.	Unknown	Gold (Au)	Japan
Yifeng Tin Industry (Chenzhou) Co Ltd	Unknown	Tin (Sn)	China
Yokohama Metal Co Ltd	Listed on the EICC-GeSI list	Gold (Au)	Japan
Yunnan Chengfeng	Listed on the EICC-GeSI list	Tin (Sn)	China
Yunnan Tin Company Limited	Listed on the CFS list	Tin (Sn)	China
Zhongjin Gold Corporation	Unknown	Gold (Au)	China
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Listed on the EICC-GeSI list	Gold (Au)	China
Zhuzhou Cement Carbide	Listed on the CFS list	Tantalum (Ta)	China
Zhuzhou Cemented Carbide Group Co Ltd	Listed on the EICC-GeSI list	Tungsten (W)	China
Zijin Mining Group Co. Ltd	Listed on the EICC-GeSI list	Gold (Au)	China

Our efforts to determine the mine or location of origin of the 3TG used in our products consisted of the due diligence measures described in this report. In particular, because independent third party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the 3TG that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain. We were unable to ascertain the country of origin and/or chain of custody of all necessary 3TG processed by these facilities because, for this reporting period, certain smelter and refiner facilities (1) had not yet received a “conflict free” designation from an independent third party audit program and (2) did not respond to our requests for country of origin or chain of custody information.

Planned Steps to Improve Due Diligence

We intend to take the following steps to improve our due diligence program:

1.	Include a conflict minerals flow-down clause in new or renewed supplier contracts.
2.	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.